                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                            EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): December 31, 1997

                    FAIRCHILD SEMICONDUCTOR CORPORATION
                    -----------------------------------
          (Exact name of registrant as specified in its charter)




           Delaware                        333-26897             77-0449095
(State or other jurisdiction of        (Commission File       (I.R.S. Employer
 incorporation or organization)             Number)          Identification No.)


                      333 Western Avenue, Mail Stop 01-00
                          South Portland, Maine 04106
         (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code: (207) 775-8100

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On December 31, 1997, Fairchild Semiconductor Corporation (the "Company") completed the acquisition from Raytheon Company of all of the outstanding common stock of Raytheon Semiconductor, Inc. ("Raytheon") for $120 million in cash. Raytheon designs, manufactures and markets high-performance analog and mixed signal integrated circuits for the personal computer, communications, broadcast video and industrial markets. For its fiscal year ended December 31, 1996, Raytheon reported net sales of $68.4 million, operating profit of $8.1 million and total assets of $62.8 million. Immediately prior to closing of the transaction, Raytheon was renamed Fairchild Semiconductor Corporation of California (the "Subsidiary"), and upon closing, became a wholly-owned subsidiary of the Company. The Subsidiary will be operated as the Analog and Mixed Signal Products Group. The transaction will be accounted for as a purchase.

    The purchase price was financed through a combination of borrowings under a new $90 million Tranche C term loan within the Company's Senior Term Facility, of which approximately $45 million was used to finance the acquisition, and existing cash. No borrowings under the Company's Revolving Credit Facility were required to finance the acquisition. In conjunction with the acquisition, the Company also refinanced its Tranche B term loan with the remaining proceeds from the new Tranche C term loan. The new Tranche C term loan matures on March 11, 2003, and bears interest based on either the bank's base rate or the Eurodollar rate at the option of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

            It is impracticable to provide the required financial information at the time of the filing of this report. The required financial information will be filed by amendment to this Form 8-K not later than March 16, 1998.

        B)  PRO FORMA FINANCIAL INFORMATION

            It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than March 16, 1998.

        C)  EXHIBITS

            2.1*   Acquisition Agreement dated November 25, 1997
            2.2*   Amendment No. 1 to Acquisition Agreement dated December 29,
                   1997
            2.3    Exhibit 5.14 to Acquisition Agreement


            * Pursuant to Item 601(b)(2) of Regulation S-K, all schedules and exhibits (except Exhibit 5.14) are omitted. Exhibit 2.1 contains a list identifying the contents of all schedules and exhibits. The Registrant agrees to furnish supplementally copies of such schedules and exhibits to the Commission upon request

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.







                                          Fairchild Semiconductor Corporation

      Date: January 13, 1998              By: /s/ Joseph R. Martin
                                              ---------------------------------
                                              Joseph R. Martin
                                              Executive Vice President, Finance
                                              Chief Financial Officer




                                       3